UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2012

UNITED STATES ANTIMONY CORPORATION

(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

P.O. Box 643 Thompson Falls, Montana		59873
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 29, 2012, United States Antimony Corporation (the “Company”) issued 953,834 shares of its common stock (the “Common Stock”) pursuant to a Securities Purchase Agreement, dated as of June 25, 2012 (the “Securities Purchase Agreement”), by and among the Company and the Purchasers (as defined therein). In connection with the sale and issuance of the Common Stock, the Company issued to each of the Purchasers a common stock purchase warrant (“Warrant”) to purchase one-half of that number of shares of Common Stock equal to the number of shares of Common Stock purchased by such Purchaser pursuant to the Securities Purchase Agreement. The Warrants are exercisable for a period of three years upon payment of an exercise price of $4.50 per share.  The Purchasers paid $3.00 for each share of Common Stock and Warrant that it purchased.  The Company received aggregate net proceeds of approximately $2,653,219 from the sale of the Common Stock and the Warrants after payment of placement agent fees and other expenses associated with the offering.

In connection with the private placement of the Common Stock and Warrants, the Company paid approximately $183,283 to Global Hunter Securities LLC as placement agent commissions.

The shares of common stock were offered and sold only to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under the Securities Act.

In addition to the foregoing, the Company issued common stock purchase warrants to 23 current shareholders to purchase an aggregate of 110,250 shares of Common Stock in consideration of their waiving compliance with a seven-month restriction on the sale and issuance of additional equity securities pursuant to the terms of a securities purchase agreement, dated January 19, 2012.  These warrants are exercisable for a period of two years upon payment of an exercise price of $2.50 per share.

The foregoing descriptions of the Securities Purchase Agreement and the Warrant are qualified in their entirety by the Securities Purchase Agreement and the form of Warrant, which are attached hereto as Exhibit 10.57 and Exhibit 10.58, respectively.

Item 3.02.    Unregistered Sales of Equity Securities

The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.

The Company believes the offer and sale of the securities described above were exempt from the registration requirements of the Securities Act for the private placement of these securities pursuant to Section 4(2) of the Securities Act and/or Regulation D thereunder because the securities were sold in a transaction not involving a public offering.

Item 8.01.    Other Events

In a press release issued on June 29, 2012, the Company announced the closing of the private placement of the Common Stock and Warrants. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.57	Securities Purchase Agreement, dated June 29, 2012, by and among United States Antimony Corporation and the Purchasers named therein.

10.58	Form of Common Stock Purchase Warrant.

99.1	Press release issued by United States Antimony Corporation dated June 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Date: July 2, 2012	By:	/s/ John C. Lawrence
John C. Lawrence
President, Director and Principal Executive Officer

EXHIBIT INDEX

Exhibit
Number                      Description

10.57	Securities Purchase Agreement, dated June 29, 2012, by and among United States Antimony Corporation and the Purchasers named therein.

10.58	Form of Common Stock Purchase Warrant.

99.1	Press release issued by United States Antimony Corporation dated June 29, 2012.